UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2009 (July 14, 2009)

THORIUM POWER, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-28543	91-1975651

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Tyson’s Boulevard, Suite 550, McLean, VA 22102
(Address, including zip code, of principal executive offices)

571.730.1200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Thorium Power, Ltd, on July 20, 2009 (the “Original 8-K”) is filed to correct an inadvertent error in the determination of the exercise price of the stock option agreements disclosed therein. The disclosure contained in the Original 8-K has been amended and restated in its entirety.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On July 14, 2009, the Compensation Committee of the Board of Directors of Thorium Power, Ltd. (the “Company”) recommended and approved several equity compensation grants under the Company’s Amended and Restated 2006 Stock Option Plan (the “Plan”). Seth Grae, the President, Chief Executive Officer and director of the Company, received a grant of 1,009,868 restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), and a non-qualified option (an “Option”) to purchase 3,386,029 shares of Common Stock.  James Guerra, the Chief Operating Officer and Chief Financial Officer of the Company, received a grant of 294,737 Restricted Shares and an Option to purchase 988,235 shares of Common Stock.  Pursuant to these grants, the Company entered into a Restricted Stock Grant Agreement and a Stock Option Agreement with each of Mr. Grae and Mr. Guerra (collectively, the “Agreements”).

Under each respective Stock Option Agreement, the Options’ exercise price is $0.19, which in accordance with the Plan is the average of the high bid and low asked prices of the Common Stock as of July 13, 2009, the date prior to the date of grant.  The Options will expire on July 13, 2019.

Under the terms of the respective Agreements, the Restricted Shares and Options are both subject to a three-year vesting schedule.  They will vest in equal installments of one-third each over a three-year period on each anniversary of the date of grant, except that vesting will accelerate upon a change of control of the Company, termination of the officer without cause, or the cessation of the officer’s employment with the Company for good reason.  No portion of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise disposed of by either Mr. Grae or Mr. Guerra until such portion of the Shares becomes vested.

This brief description of the terms of each Restricted Stock Grant Agreement and each  Stock Option Agreement is qualified by reference to the provisions of such Agreements, which are attached to this report as Exhibits 10.1 through 10.4, respectively, and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
10.1	Restricted Stock Grant Agreement, dated July 14, 2009, between Seth Grae and Thorium Power, Ltd.
10.2	Stock Option Agreement, dated July 14, 2009, between Seth Grae and Thorium Power, Ltd.
10.3	Restricted Stock Grant Agreement, dated July 14, 2009, between James Guerra and Thorium Power, Ltd.
10.4	Stock Option Agreement, dated July 14, 2009, between James Guerra and Thorium Power, Ltd.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: July 22, 2009	By:	/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBITS

Exhibit	Description
10.1	Restricted Stock Grant Agreement, dated July 14, 2009, between Seth Grae and Thorium Power, Ltd.
10.2	Stock Option Agreement, dated July 14, 2009, between Seth Grae and Thorium Power, Ltd.
10.3	Restricted Stock Grant Agreement, dated July 14, 2009, between James Guerra and Thorium Power, Ltd.
10.4	Stock Option Agreement, dated July 14, 2009, between James Guerra and Thorium Power, Ltd.